
EXHIBIT 11
                          DVL, INC. and Subsidiaries
                         Computation of Per Share Data
                        (in thousands except share data)
                                  (unaudited)

                                                    Three Months Ended
                                                         March 31,
                                                 ------------------------
                                                   1995           1994
                                                 ---------      ---------
Primary:

Loss before gain on sale of real estate          $  (1,071)     $    (741)
Gain on sales of real estate to affiliates               -              2
                                                 ---------      ---------
Income from continuing operations                   (1,071)          (739)
Loss from discontinued operations                        -             11
Extraordinary gain on the settlement of
  indebtedness                                       1,802          1,110
                                                 ---------      ---------

Net income                                       $     731      $     382
                                                 =========      =========


Weighted average number of common shares
 outstanding issued and to be issued             8,551,967      8,103,043

Shares issuable upon exercise of dilutive stock
 options and warrants - net of shares assumed
 to be repurchased (at the average market
 price for the period) from exercise proceeds            -        308,800
                                                 ---------      ---------
Shares used for computation                      8,551,967      8,411,843
                                                 =========      =========


Earnings per share of Common Stock:

Loss before gain on sale of real estate          $    (.12)     $    (.08)
Gain on sales of real estate to affiliates               -              -
                                                 ---------      ---------
Loss from continuing operations                       (.12)          (.08)
Income from discontinued operations                      -              -
Extraordinary gain on the settlement of
 indebtedness                                          .21            .13
                                                 ---------      ---------
Net income                                       $     .09      $     .05
                                                 =========      =========


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
EXHIBIT 11 (continued)
                         DVL, INC. and Subsidiaries
                        Computation of Per Share Data
                      (in thousands except share data)
                              (unaudited)
                                                     Three Months Ended
                                                          March 31,
                                                  ------------------------
                                                    1995           1994
                                                  ---------      ---------
Assuming Full dilution:

Loss before gain on sales of real estate          $  (1,071)     $    (741)
Adjustment for reduction in interest on
 assumed payment of indebtedness                         42              -
Adjustment for reduction in interest on
 assumed conversion of debentures                        21             16
                                                  ---------      ---------
Adjusted loss before gain on sale of real estate     (1,008)          (725)
Gain on sale of real estate                               -              2
                                                  ---------      ---------
Adjusted loss from continuing operations             (1,008)          (723)
Loss from discontinued operations                         -             11
Extraordinary gain on the settlement of
 indebtedness                                         1,802          1,110
                                                  ---------      ---------
Adjusted net income                               $     794      $     398
                                                  =========      =========
 Weighted average number of common shares
  outstanding issued and to be issued             8,551,967      8,103,043
 Shares issuable upon conversion of subordinated
  debentures                                        607,051        494,252
 Shares issuable upon conversion of contingent
  debentures                                        107,000        107,000
 Shares issuable upon exercise of dilutive stock
  options and warrants - net of shares assumed
  to be repurchased (at the higher of period-end
  market price or the average market price for
  the period) from exercise proceeds                219,346        391,600
                                                  ---------      ---------
 Shares used for computation                      9,485,364      9,095,895
                                                  =========      =========
Earnings per share of Common Stock:
 Loss before gain on sale of real estate          $    (.11)     $    (.08)
 Gain on sale of real estate                              -              -
                                                  ---------      ---------
 Loss from continuing operations                       (.11)          (.08)
 Income from discontinued operations                      -              -
 Extraordinary gain on the settlement of
  indebtedness                                          .19            .12
                                                  ---------      ---------

 Net income                                       $     .08      $     .04
                                                  =========      =========
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